U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange
Act of 1934

GloBus Holding Corp
___________________________
(Exact name of registrant as specified in its charter)


Wisconsin  45-3063464(State or other jurisdiction of  (I.R.S.
Employerincorporation or organization)  Identification No.)
8170 214th Ave    Bristol, WI  53104     (Address of
principal  executive offices)    (Zip Code)
Registrant?s telephone number, including area code:  262-260-
1892
Facsimile number: 262-260-1892

Copies to:
James Walter, President
Telephone Number: 262-620-1892
Facsimile Number: 262-620-1892

Securities to be registered under Section 12(b) of the Act:
None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class Name of Exchange on whichto be so
registered each class is to be registered   Common Stock,
$0.0001 N/A
       Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ?large accelerated filer,? ?accelerated filer? and ?smaller reporting company? in Rule 12b-2 of the Exchange Act. (Check one):

 Large accelerated filer   ??Accelerated
filer                       ?? Non-accelerated
filer     ??Smaller reporting company    ??




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EXPLANATORY NOTE

       We are voluntarily filing this General Form for Registration of Securities on Form 10 to register our common stock, par value $0.0001 per share (the ?Common Stock?), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?).

       Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

       Unless otherwise noted, references in this registration statement to the ?Registrant,? the ?Registrant,?
?we,? ?our? or ?us? means GloBus Holding Corp Our principal place of business is located at 8170 214th Ave, Bristol, Wisconsin, 53104.

FORWARD LOOKING STATEMENTS

       There are statements in this registration statement that are not historical facts. These ?forward-looking statements? can be identified by use of terminology such as ?believe,? ?hope,? ?may,? ?anticipate,? ?should,? ?intend,? ?plan,? ?will,? ?expect,? ?estimate,? ?project,? ?positioned,? ?strategy? and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully; especially the risks discussed under the section entitled ?Risk Factors.? Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

Item 1. Business.

Business Development

       We were incorporated in the State of Wisconsin on August 23, 2011. Since inception, we have been engaged in organizational efforts and obtaining initial financing. We were formed as a vehicle to pursue a business combination and have made no efforts to identify a possible business combination. As a result, we have not conducted negotiations or entered into a letter of intent concerning any target business. Our business purpose is to seek the acquisition of or merger with, an existing company. We have selected December 31st as our fiscal year end.

Business of Issuer

       We are a "blank check" company. The U.S. Securities and Exchange Commission (the ?SEC?) defines those companies as "any company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies." Under SEC Rule 12b-2 under the Exchange Act, we also qualifies as a ?shell company,? because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. We intend to comply with the periodic reporting requirements of the Exchange Act for so long as it is subject to those requirements.

       We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-

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       term earnings. We will not restrict our potential
candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

       The analysis of new business opportunities will be undertaken by or under the supervision of management. As of this date we have not entered into any definitive agreement with any party, nor have there been any specific discussions with any potential business combination candidate regarding business opportunities. We have unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In our efforts to analyze potential acquisition targets, we will consider the following kinds of factors:

(a) Potential for growth, indicated by new technology, anticipated market expansion or new products;

(b) Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

(c) Strength and diversity of management, either in place or scheduled for recruitment;

(d) Capital requirements and anticipated availability of required funds, to be provided by us or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

(e) The cost of participation by us as compared to the perceived tangible and intangible values and potentials;

(f) The extent to which the business opportunity can be advanced;

(g) The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

(h)    Other relevant factors.

     In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to our limited capital available for investigation, we may not discover or adequately evaluate adverse facts about the opportunity to be acquired. In addition, we will be competing against other entities that possess greater financial, technical and managerial capabilities for identifying and completing business combinations. In evaluating a prospective business combination, we will conduct as extensive a due diligence review of potential targets as possible given the lack of information which may be available regarding private companies, our limited personnel and financial resources and the inexperience of our management with respect to such activities. We expect that our due diligence will encompass, among other things, meetings with the target business?s incumbent management and inspection of our facilities, as necessary, as well as a review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage. Our limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a target business before we consummate a business combination. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable. We will be particularly dependent in making decisions upon information provided by the promoters, owners, sponsors or other associated with the target business seeking our participation.

     The time and costs required to select and evaluate a target business and to structure and complete a business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the indemnification and evaluation of a prospective business combination that is not ultimately completed will result in a loss to us.

       Additionally, we are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are, and will continue to be, a participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

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Form of Acquisition

       The manner in which we participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of us and the promoters of the opportunity, and the relative negotiating strength of us and such promoters.

       Management is intends on sourcing a viable project through solicitation of various business associates in North America, South East Asia and the Caribbean. Management?s contacts in the mentioned areas are primarily through personal relationships. Management is in contact with business associates that have access to various technologies that may be suitable as a target company. Management will select a target company which management believe will have a specific niche market. As of to date, Management has not received any commitments from these contacts.

       It is likely that we will acquire participation in a business opportunity through the issuance of our common stock, par value $.0001 per share (the ?Common Stock?) or other securities. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under
Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code") depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares of the surviving entity. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders prior to such reorganization. We do not intend to supply disclosure to shareholders concerning a target company prior to the consummation of a business combination transaction, unless required by applicable law or regulation. In the event a proposed business combination involves a change in majority of directors, we will file and provide to shareholders a Schedule 14F-1, which shall include, information concerning the target company, as required. We will file a current report on Form 8-K, as required, within four business days of a business combination which results in ceasing to be a shell company. This Form 8-K will include complete disclosure of the target company, including audited financial statements.

       The present stockholder will likely not have control of a majority of the voting securities following a reorganization transaction. As part of such a transaction, all or a majority of directors may resign and one or more new directors may be appointed without any vote by stockholders.

       In the case of an acquisition, statutory merger or consolidation, it will likely be necessary to call a stockholders' meeting and obtain the approval of the holders of a majority of the outstanding securities. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as to require stockholder approval.

       We intend to search for a target for a business combination by contacting various sources including, but not limited to lenders, investment banking firms, private equity funds, consultants and attorneys. The approximate number of persons or entities that will be contacted is unknown and dependent on whether any opportunities are presented by the sources that we contact. It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation might not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss of costs incurred.

       We presently have no employees apart from our management. Our sole officer and director are engaged in outside business activities and are employed on a full-time basis by another entity. Our sole officer and director anticipate that she will devote very limited time to our business until the acquisition of a successful business opportunity has been identified. The specific amount of time that management will devote may vary from week to week or even day to day, and therefore the specific amount of time that management will devote on a weekly basis cannot be ascertained with any level of certainty. In all cases, management intends to spend as much time as is necessary to exercise its fiduciary duties as sole officer and director.

       We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

4








Item 1A. Risk Factors.

An investment in the Registrant is highly speculative in nature and involves a high degree of risk.

Risks Related to our Business

There may be conflicts of interest between our management and the non-management stockholders.

       Conflicts of interest create the risk that management may have an incentive to act adversely to the interests of the stockholders. As of to date we have one stockholder being our sole officer and director. In the event that there are additional non-management stockholders, a conflict of interest may arise between our management's personal pecuniary interest and its fiduciary duty to stockholders. In addition, our management may be involved with other blank check companies in the future and this conflicts in the pursuit of business combinations with such other blank check companies with which they and other members of our management are, and may in the future become, affiliated with may arise. If we and the other blank check companies that our management is affiliated with desire to take advantage of the same opportunity, then those members of management that are affiliated with both companies would abstain from voting upon the opportunity. In the event of identical officers and directors, members of management, such individuals will arbitrarily determine the company that will be entitled to proceed with the proposed transaction. As of to date, management is not involved in other blank check companies.

We have a limited operating history.

       We have a limited operating history and no revenues or earnings from operations since inception, and there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a merger or other business combination with a private company. This may result in our incurring a net operating loss that will increase unless we consummate a business combination with a profitable business. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination, or that any such business will be profitable at the time of its acquisition.

We are likely to incur losses.

       We expect that we will incur losses at least until we complete a business combination and perhaps after such combination as well. There can be no assurances that we will ever be profitable.

We have been issued a going concern opinion from our auditor.

       Our auditors have issued a going concern opinion for us since inception August 23, 2011. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. Management?s plan includes obtaining additional funds by equity financing and/or related party advances; however there is no assurance of additional funding being available.

We face a number of risks associated with potential acquisitions, including the possibility that we may incur substantial debt which could adversely affect our financial condition.

       We intend to use reasonable efforts to complete a merger or other business combination with an operating business. Such combination will be accompanied by risks commonly encountered in acquisitions, including, but not limited to, difficulties in integrating the operations, technologies, products and personnel of the acquired companies and insufficient revenues to offset increased expenses associated with acquisitions. Failure to manage and successfully integrate acquisitions we make could harm our business, our strategy and our operating results in a material way. Additionally, completing a business combination is likely to increase our expenses and it is possible that we may incur substantial debt in order to complete a business combination, which can adversely affect our financial condition. Incurring a substantial amount of debt may require us to use a significant portion of our cash flow to pay principal and interest on the debt, which will reduce the amount available to fund working capital, capital expenditures, and other general purposes. Our indebtedness may negatively impact our ability to operate our business and limit our ability to borrow additional funds by increasing our borrowing costs, and impact the terms, conditions, and restrictions contained in possible future debt agreements, including the addition of more restrictive covenants; impact our flexibility in planning for and reacting to changes in our business as covenants and restrictions contained in possible future debt arrangements may require that we meet certain financial tests and place restrictions on the incurrence of additional indebtedness and place us at a disadvantage compared to similar companies in our industry that have less debt.

5







 There is competition for those private companies suitable for a merger transaction of the type contemplated by management.

       We are in a highly competitive market for a small number of business opportunities which could reduce the likelihood of consummating a successful business combination. We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including small public companies and venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do; consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating a successful business combination.

There are relatively low barriers to becoming a blank check company or shell company, thereby increasing the competitive market for a small number of business opportunities.

       There are relatively low barriers to becoming a blank check company or shell company. A newly incorporated company with a single stockholder and sole officer and director may become a blank check company or shell company by voluntarily subjecting itself to the SEC reporting requirements by filing and seeking effectiveness of a Form 10, thereby registering its common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934 with the SEC. Assuming no comments to the Form 10 have been received from the SEC, the registration statement is automatically deemed effective 60 days after filing the Form 10 with the SEC. The relative ease and low cost with which a company can become a blank check or shell company can increase the already highly competitive market for a limited number of businesses that will consummate a successful business combination.

Future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

       The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance that we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control. Management has no prior experience in seeking out business combinations. Management also has no experience with blank check companies.

Management intends to devote only a limited amount of time to seeking a target company which may adversely impact our ability to identify a suitable acquisition candidate.

       While seeking a business combination, management anticipates devoting very limited time to our affairs. Our sole officer and director have not entered into written employment agreements with us and are not expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

 There can be no assurance that we will successfully consummate a business combination.

       We can give no assurances that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms.

Our business is difficult to evaluate because we have no operating history.

       We have no operating history or revenue and no assets, there is a risk that we will be unable to continue as a going concern and consummate a business combination. We have no recent operating history nor any revenues or earnings from operations since inception. We have no assets or significant financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until the consummation of a business combination. This may result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. We cannot assure you that we can identify a suitable business opportunity and consummate a business combination.

6




We are a shell company, and our future success is highly dependent on the ability of management to locate and attract a suitable acquisition.

       We were incorporated in August 2011 and are considered to be a shell company. The nature of our operations is highly speculative, and there is a consequent risk of loss of an investment. The success of our plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek business combination(s) with entities having established operating histories, we cannot provide any assurance we will be successful in locating candidates meeting that criterion. In the event we complete a business combination, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

We have not identified a specific potential acquisition target and there are no existing agreements for a business combination or other transaction.

       We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations. We have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure that we will properly ascertain or assess all significant risk factors.


Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly.

       We have no business that produces revenues, however, the rules and regulations pursuant to the Exchange Act require a public company to provide periodic reports which will require that we engage legal, accounting and auditing services. The engagement of such services can be costly and we are likely to incur losses which may adversely affect our ability to continue as a going concern. Additionally, the Sarbanes-Oxley Act of 2002 will require that we establish and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act of 2002 and the limited time that management will devote to our operations may make it difficult for us to establish and maintain adequate internal controls over financial reporting. In the event we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which may harm our financial condition and result in loss of investor confidence and a decline in our share price.

The time and cost of preparing a private company to become a public reporting company may preclude us from entering into a merger or acquisition with the most attractive private companies.

       Target companies that fail to comply with SEC reporting requirements may delay or preclude acquisition. Sections 13 and 15(d) of the Exchange Act require reporting companies to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare these statements may significantly delay or essentially preclude consummation of an acquisition. Otherwise suitable acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

We may be subject to further government regulation which would adversely affect our operations.

       Although we will be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Registrant Act of 1940, as amended (the ?Investment Registrant Act?), since we will not be engaged in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interests in a number of entities, we could be subject to regulation under the Investment Registrant Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the SEC as to our status under the Investment Registrant Act and, consequently, violation of the Investment Registrant Act could subject us to material adverse consequences.

Any potential acquisition or merger with a foreign company may subject us to additional risks.

7




       If we enter into a business combination with a foreign company, we will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.


We may be subject to certain tax consequences in our business, which may increase our cost of doing business.

       We may not be able to structure our acquisition to result in tax-free treatment for the companies or their stockholders, which could deter third parties from entering into certain business combinations with us or result in being taxed on consideration received in a transaction. Currently, a transaction may be structured so as to result in tax-free treatment to both companies, as prescribed by various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both us and the target entity; however, we cannot guarantee that the business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes that may have an adverse effect on both parties to the transaction.

Our business may have no revenue unless and until we merge with or acquire an operating business.

       We are a shell company and have had no revenue from operations. We may not realize any revenue unless and until we successfully merge with or acquire an operating business.

We have conducted no market research or identification of business opportunities, which may affect our ability to identify a business to merge with or acquire.

       We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for a merger or acquisition as contemplated by us. Our management has not identified any specific business combination or other transactions for formal evaluation by us, such that it may be expected that any such target business or transaction will present such a level of risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to acquire a business opportunity on terms favorable to us. Decisions as to which business opportunity to participate in will be unilaterally made by our management.

Because we may seek to complete a business combination through a ?reverse merger,? following such a transaction we may not be able to attract the attention of major brokerage firms.

       Additional risks may exist since it is likely that we will assist a privately held business to become public through a ?reverse merger.? Securities analysts of major brokerage firms may not provide coverage of our Registrant since there is no incentive to brokerage firms to recommend the purchase of our Common Stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on behalf of our post-merger company in the future.

We cannot assure you that following a business combination with an operating business, the Common Stock will be listed on NASDAQ or any other securities exchange.

       Following a business combination, we may seek the listing of the Common Stock on NASDAQ or the NYSEAMEX. However, we cannot assure you that following such a transaction, we will be able to meet the initial listing standards of either of those or any other stock exchange, or that we will be able to maintain a listing of the Common Stock on either of those or any other stock exchange. After completing a business combination, until the Common Stock is listed on the NASDAQ or another stock exchange, we expect that the Common Stock would be eligible to trade on the OTC Bulletin Board, another over-the-counter quotation system, or on the ?pink sheets,? where stockholders may find it more difficult to dispose of shares or obtain accurate quotations as to the market value of the Common Stock. In addition, we would be subject to an SEC rule that, if it failed to meet the criteria set forth in such rule, imposes various practice requirements on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. Consequently, such rule may deter broker-dealers from recommending or selling the Common Stock, which may further affect liquidity. This would also make it more difficult for us to raise additional capital following a business combination.

 Risks Related to Stockholders and Shares of Common Stock
8





Stockholders may have a minority interest following a business combination.

       If we enter into a business combination with a company with a value in excess of the value and issue shares of our Common Stock to the stockholders of such company as consideration for merging with us, stockholders will likely own less than 50% after the business combination. The stockholders of the acquired company would therefore be able to control the election of our board of directors (the ?Board of Directors?).

There is currently no trading market for our Common Stock, and liquidity of shares of our Common Stock is limited.

       Shares of our Common Stock are not registered under the securities laws of any state or other jurisdiction, and accordingly there is no public trading market for the Common Stock. Further, no public trading market is expected to develop in the foreseeable future unless and until we complete a business combination with an operating business and we thereafter files and obtains effectiveness of a registration statement under the Securities Act of 1933, as amended (the ?Securities Act?). Therefore, outstanding shares of Common Stock cannot be offered, sold, pledged or otherwise transferred unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations. Shares of Common Stock cannot be sold under the exemption from registration provided by Section 4(1) of the Securities Act in accordance with the letter from Richard K. Wulff, Chief of the Office of Small Business Policy of the Securities and Exchange Commission?s Division of Corporation Finance, to Ken Worm of NASD Regulation, dated January 21, 2000 (the ?Wulff Letter?). The Wulff Letter provides that certain private transfers of the shares of common stock issued by a blank check company may be prohibited without registration under federal securities laws. Further, stockholders may rely on the exemption from registration provided by Rule 144 of the Securities Act (?Rule 144?), subject to certain restrictions, starting one year after (i) the completion of a business combination with a private company in a reverse merger or reverse takeover transaction after which we would cease to be a ?shell company? (as defined in Rule 12b-2 under the Exchange Act) and (ii) the disclosure of certain information on a Current Report on Form 8-K within four business days thereafter, and only if we have been current in all of our periodic SEC filings for the 12 months preceding the contemplated sale of stock. Compliance with the criteria for securing exemptions under federal securities laws and the securities laws of the various states is extremely complex, especially in respect of those exemptions affording flexibility and the elimination of trading restrictions in respect of securities received in exempt transactions and subsequently disposed of without registration under the Securities Act or state securities laws.

It is likely that our Common Stock will be considered ?penny stock,? which may make it more difficult for investors to sell their shares due to suitability requirements.

       Our common stock may be deemed to be ?penny stock? as that term is defined under the Exchange Act. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and ?accredited investors.? The term ?accredited investor? refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse.

       The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor. A broker/dealer must receive a written agreement to the transaction from the investor setting forth the identity and quantity of the penny stock to be purchased. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

 There are issues impacting liquidity of our securities with respect to the SEC?s review of a future resale registration statement.

       Since our shares of Common Stock issued prior to a business combination or reverse merger cannot currently, nor will they for a considerable period of time after we complete a business combination, be available to be offered, sold, pledged or otherwise transferred without being registered pursuant to the Securities Act, we will likely file a resale registration statement on Form S-1, or some other available form, to register for resale such shares of Common Stock. We cannot control this future registration process in all respects as some matters are outside our control. Even if we are successful in causing the effectiveness of the resale registration statement, there can be no assurances that the occurrence of subsequent events may not preclude our ability to maintain the effectiveness of the registration statement. Any of the foregoing items could have adverse effects on the liquidity of our shares of Common Stock.

9





       In addition, the SEC has recently disclosed that it has developed internal informal guidelines concerning the use of a resale registration statement to register the securities issued to certain investors in private investment in public equity (PIPE) transactions, where the issuer has a market capitalization of less than $75 million and, in general, does not qualify to file a Registration Statement on Form S-3 to register securities. The SEC has taken the position that these smaller issuers may not be able to rely on Rule 415 under the Securities Act (?Rule 415?), which generally permits the offer and sale of securities on a continued or delayed basis over a period of time, but instead would require that the issuer offer and sell such securities in a direct or "primary" public offering, at a fixed price, if the facts and circumstances are such that the SEC believes the investors seeking to have their shares registered are underwriters and/or affiliates of the issuer.

       It appears that the SEC in most cases will permit a registration for resale of up to one third of the total number of shares of common stock then currently owned by persons who are not affiliates of such issuer and, in some cases, a larger percentage depending on the facts and circumstances. Staff members also have indicated that an issuer in most cases will have to wait until the later of six months after effectiveness of the first registration or such time as substantially all securities registered in the first registration are sold before filing a subsequent registration on behalf of the same investors. Since, following a reverse merger or business combination, we may have little or no tradable shares of Common Stock, it is unclear as to how many, if any, shares of Common Stock the SEC will permit us to register for resale, but SEC staff members have indicated a willingness to consider a higher percentage in connection with registrations following reverse mergers with shell companies. The SEC may require as a condition to the declaration of effectiveness of a resale registration statement that we reduce or ?cut back? the number of shares of Common Stock to be registered in such registration
statement.   The result of the foregoing is that a
stockholder?s liquidity in our Common Stock may be adversely affected in the event the SEC requires a cut back of the securities as a condition to allow us to rely on Rule 415 with respect to a resale registration statement, or, if the SEC requires us to file a primary registration statement.

 We are controlled by our management.

       Our management currently beneficially owns and votes 100% of all the issued and outstanding Common
Stock. Consequently, management has the ability to influence control of the operations and, acting together, will have the ability to influence or control substantially all matters submitted to stockholders for approval, including:

*??????????Election of our board of directors (the ?Board of Directors?);*???Removal of directors;*?Amendment to the Registrant?s certificate of incorporation or bylaws; and*?Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.
       This stockholder has complete control over our affairs. Accordingly, this concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for the Common Stock.

We have never paid dividends on our Common Stock.

       We have never paid dividends on our Common Stock and do not presently intend to pay any dividends in the foreseeable future. We anticipate that any funds available for payment of dividends will be re-invested to further our business strategy.

We expect to issue more shares in a merger or acquisition, which will result in substantial dilution.

       Our Certificate of Incorporation authorizes the issuance of a maximum of 1,000,000,000 shares of Common Stock, par value $0.0001 per share. Any merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our Common Stock held by our then existing stockholders. Moreover, the Common Stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm?s-length basis by our management, resulting in an additional reduction in the percentage of Common Stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of Common Stock are issued in connection with a business combination or otherwise, dilution to the interests of our stockholders will occur and the rights of the holders of Common Stock might be materially adversely affected.

Stockholders may engage in a transaction to cause the repurchase of shares of Common Stock.

10




       In order to provide an interest to third parties, stockholders may choose to cause us to sell securities to one or more third parties, with the proceeds of such sale(s) being utilized by us to repurchase shares of Common Stock held. As a result of such transaction(s), our management, stockholder(s) and Board of Directors may change.


Item 2. Financial Information.

Management?s Discussion and Analysis of Financial Condition and Results of Operation.

       We were organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. We will not restrict our potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

       Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management?s plan includes obtaining additional funds by equity financing and/or related party advances;
however there is no assurance of additional funding being available.

       We do not currently engage in any business activities that provide cash flow. The costs of investigating and analyzing business combinations for the next 12 months and beyond such time will be paid with funds to be loaned to or invested in us by stockholders, management or other investors.

       During the next 12 months we anticipate incurring costs related to:

(i)    filing of Exchange Act reports,
and(ii)    investigating, analyzing and consummating an
acquisition.
       We believe we will be able to meet these costs through use of funds to be loaned by or invested in us by stockholders, management or other investors. We estimate that the costs to file Exchange Act reports for the next 12 months will be approximately $ 15,000 to $ 20,000. We have a firm commitment from our President to fund our working capital needs for the next 12 months. We expect to incur legal fees upon consummating an acquisition however such costs cannot be estimated at this time.

       Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our ability to continue as a going concern is also dependent on our ability to find a suitable target company and enter into a possible reverse merger with such company. Management?s plan includes obtaining additional funds by equity financing and further stockholder advances as needed; however there is no assurance of additional funding being available.

                As of the date of the period covered by this report, we have no working capital and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating merger candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.


       We may consider a business which has recently commenced operations, is a developing company in need of additional funds for expansion into new products or markets, is seeking to develop a new product or service, or is an established business which may be experiencing financial or operating difficulties and is in need of additional capital. In the alternative, a business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital, but which desires to establish a public trading market for shares, while avoiding, among other things, the time delays, significant expense, and loss of voting control which may occur in a public offering.

       Our sole officer and director have not had any preliminary contact or discussions with any representative of any other entity regarding a business combination with us. Any target business that is selected may be a financially unstable company or an entity in its early stages of development or growth, including entities without established records of sales or earnings. In that event, we will be subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, we may effect a business combination with an entity in an industry characterized by a high level of risk, and, although our management will endeavor to evaluate the risks inherent in a particular target business, there can be no assurance that we will properly ascertain or assess all significant risks.

11





       Our management anticipates that it will likely be able to effect only one business combination, due primarily to our limited financing and the dilution of interest for present and prospective stockholders, which is likely to occur as a result of our management?s plan to offer a controlling interest to a target business in order to achieve a tax-free reorganization. This lack of diversification should be considered a substantial risk in investing in us, because it will not permit us to offset potential losses from one venture against gains from another.

       We anticipate that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries and shortages of available capital, our management believes that there are numerous firms seeking even the limited additional capital which we will have and/or the perceived benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

       We do not currently intend to retain any entity to act as a ?finder? to identify and analyze the merits of potential target businesses.

Off-Balance Sheet Arrangements

       We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Item 3. Properties.

       We neither rent nor own any properties. Our principal place of business is located at 8170 214th Ave, Bristol, Wisconsin, 53104. We utilize the office space at a monthly rate of approximately $0.00 per month. Our resident agent is James Walter (8170 214th Ave, Bristol, WI, Telephone No. 262-620-1892). We have no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

 Item 4. Security Ownership of Certain Beneficial Owners and
Management.

       The following table sets forth, as of September 16, 2011, the number of shares of Common Stock and Preferred Stock owned of record and beneficially by our sole executive officer, director and person who beneficially own more than 5% of the outstanding shares of Common Stock.

Name and AddressAmount and Nature of Beneficial
OwnershipPercentage
of ClassJames Walter
8170 214th Ave, Bristol, WI 5310425,010,000 Common Stock100%
 All Directors and Officers as a Group
(1 individual)25,010,000 Common Stock100%

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.
Our sole officer and director and additional information are as follows:

NameAgeTermPositionJames Walter551 year (August 23, 2011 ?
August 23, 2012)President and Secretary, Treasurer and
Director

12




Mr. Walter was appointed our sole officer and director effective August 23, 2011 and will be responsible for all areas of operations and will be actively a suitable target company and enter into a possible reverse merger with such company.

Mr. James Walter has over 20 years? experience in the Real
Estate Industry.

(b)  Significant Employees.

       None.

(c)  Family Relationships.

       None.

(d)  Involvement in Certain Legal Proceedings.

       There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of the Registrant during the past ten years.

(e)  Prior Blank Check Registrant Experience.


None.

Item 6. Executive Compensation.

       The following table sets forth the cash and other compensation paid to our sole officer and director during our inception August,23,2011 and through the date of this filing.

Name and Position Year Salary Option Awards All other
Compensation Total James Walter, President Secretary,
Treasurer and Director 2011None None $ 2,501None



Other Compensation:

       On August 23, 2011, we issued an aggregate of 25,010,000 shares of Common Stock to James Walter for an aggregate price equal to $2,501, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the ?Common Stock Purchase Agreement?).

       The above noted shares were issued to compensate James Walter for expenses paid on behalf of us totaling $2,501 and consist of incorporation costs, resident agent costs and a fee for preparing the necessary documentation as required for this Registration Statement.

       The following compensation discussion addresses all compensation awarded to, earned by, or paid to our sole officer and director. Our sole officer and director have not received any cash or other remuneration since inception. They will not receive any remuneration until the consummation of an acquisition. No remuneration of any nature has been paid for on account of services rendered by a director in such capacity. Our sole officer and director intend to devote very limited time to our affairs.

       No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us for the benefit of employees.

13





       There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

       We do not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate our sole officer and director until such time we complete a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and
Director Independence.

Certain Relationships and Related Transactions

       On August 23, 2011, we issued an aggregate of 25,010,000 shares of Common Stock to James Walter for an aggregate price equal to $2,501, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the ?Common Stock Purchase Agreement?). The shares owned by James Walter represent all of the issued and outstanding shares of capital stock. We sold these shares of Common Stock under the exemption from registration provided by Regulation S. A form of the Common Stock Purchase Agreement is attached hereto as Exhibits 10.1.

Director Independence

       Our Common Stock is not quoted or listed on any national exchange or interdealer quotation system with a requirement that a majority of our board of directors be independent and therefore, we are not subject to any director independence requirements. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition James Walter our sole director would not be considered independent as he serves an as officer.

       Except as otherwise indicated herein, there have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 and Item 407(a) of Regulation S-K.


Item 8. Legal Proceedings.

       There are presently no material pending legal proceedings to which any executive officer, any owner of record or beneficially of more than five percent of any class of voting securities is a party or as to which any of its property is subject, and no such proceedings are known to us to be threatened or contemplated against.

Item 9. Market Price of and Dividends on the Registrant?s
Common Equity and Related Stockholder Matters.

(a)  Market Information.

       Our Common Stock is not trading on any stock exchange.
We are not aware of any market activity in our Common Stock since our inception through the date of this filing.

(b)  Holders.

       As of September 16, 2011, there was one record holder of an aggregate of 25,010,000 shares of the Common Stock issued and outstanding.

(c)  Dividends.

       We have not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of our business.

(d)  Securities Authorized for Issuance under Equity
Compensation Plans.

       None.

Item 10. Recent Sales of Unregistered Securities.

14




       On August 23, 2011 we issued an aggregate of 25,010,000 shares of Common Stock to James Walter for an aggregate purchase price equal to $2,501, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the ?Common Stock Purchase Agreement?),
We issued these shares of Common Stock under the exemption from registration provided by Regulation S. A form of the Common Stock Purchase Agreement is attached hereto as Exhibits 10.1.

       No securities have been issued for services. Neither the Registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

 Item 11. Description of Registrant?s Securities to be
Registered.

(a) Capital Stock.
       We are authorized by our Certificate of Incorporation to issue an aggregate of 200,000,000 shares of capital stock.
As of September 16, 2011, 25,010,000 shares of Common Stock were issued and outstanding.

Common Stock

       All outstanding shares of Common Stock are of the same class and have equal rights and attributes. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. All stockholders are entitled to share equally in dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available. In the event of liquidation, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of all liabilities. The stockholders do not have cumulative or preemptive rights.

       The description of certain matters relating to the securities of the Registrant is a summary and is qualified in its entirety by the provisions of the Registrant's
Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to this Form 10.

(b)  Debt Securities.

       None.

(c)  Warrants and Rights.

       None.

(d)  Other Securities to Be Registered.

       None.

Item 12. Indemnification of Directors and Officers.


               Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Wisconsin. Section 78.7502 of the Wisconsin Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Section 78.751 of the Wisconsin Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

       Article V of our By-laws provides that:

15




       Except as may be hereinabove stated otherwise, the Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them and each of them including but not limited to legal fees, judgment and penalties which may be incurred, rendered or levied in any legal action brought against any or all of them for or on account of any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of this Corporation.

       Any amendment to or repeal of our Articles of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


16




Item 13.  Financial Statements and Supplementary Data.

       We set forth below a list of our audited financial statements included in this Registration Statement on Form
10.

       September 16, 2011

StatementPage
Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2



Statement of Operations

F-3

Statement of Changes in Stockholder?s Equity

F-4

Statement of Cash Flows

F-5

Notes to Financial Statements

F-6

17




REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders of GloBus Holding
Corp

We have audited the accompanying balance sheet of GloBus
Holding Corp as of September 16, 2011, and the related statements of income, changes in stockholders? equity, and cash flows for then ended. These financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted the audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion of the effectiveness of the Company?s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of GloBus Holding Corp as of September 16, 2011, and the results of its operations and cash flows for year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, at September 16, 2011, the Company had a loss of $ 2,501 during the current year and has no assets or stockholders? equity. These factors raise substantial doubt about the ability of the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue in operation.


/s/ M&KCPAS, PLLC
www.mkacpas.com
Houston, Texas

September 16, 2011




-F1-

18




GLOBUS HOLDING CORP
BALANCE SHEET
September 16, 2011

  ASSETS     Total Assets$                     -  LIABILITIES
AND SHAREHOLDERS? DEFICIT   Total liabilities-  Shareholders?
Deficit: Common shares ? authorized, 1,000,000,000 shares of $.0001 par value; issued and outstanding, 25,010,000 shares 2,501Capital in excess of par value-Deficit accumulated(2,501)Total shareholders? deficit- Total
Liabilities and Shareholders? Deficit$                     -
                          These accompanying notes are an
integral part of these financial statements.

-F2-

19




GLOBUS HOLDING CORP
STATEMENT OF OPERATIONS
For the Period Ended September 16, 2011


Revenue$                               -  Expenses:2,501Net
loss$                    (2,501)  Loss Per Share -    Basic
and Diluted$                               - Weighted average
number of common shares outstanding1,241,370

These accompanying notes are an integral part of these financial statements.

-F3-

20




GLOBUS HOLDING CORP
STATEMENT OF CHANGES IN STOCKHOLDERS? EQUITY
FOR THE PERIOD AUGUST 23, 2011 TO September 30, 2011




Common Shares

Capital in Excess of Par
ValueDeficit Accumulated During Development
StageTotalSharesAmountBalance August 1, 2010-
$                -$                      -
   $                    -$                  -      Shares
issued for services  25,010,0002,501--2,501      Net loss for
period---(2,501)(2,501)      Balance July 31,
201125,010,000$        2,501-
$         (2,501)$                 -

These accompanying notes are an integral part of these financial statements.

-F4-

21




GLOBUS HOLDING CORP
STATEMENT OF CASH FLOWS
For the Period Ended July 31, 2011



 CASH FLOWS FROM OPERATIONS: Net
loss$         (2,501)     Adjustments required to reconcile
net loss to net cash   consumed by operations:-   Charges not
requiring outlay of cash:               Shares issued for
organization expenses2,501 Net Cash Consumed by Operating Activities- Net decrease (increase) in cash- Cash balance, beginning of period- Cash balance, end of
period$                   -

These accompanying notes are an integral part of these financial statements.

-F5-

22




GLOBUS HOLDING CORP
NOTES TO FINANCIAL STATEMENTS
JULY 31, 2011

Note 1 ? Nature of Operations

GloBus Holding Corp (the ?Company?) was incorporated in
Wisconsin on August 23, 2011, with an objective to acquire, or merge with, an operating business. As of September 30, 2011, the Company had not yet commenced any operations.

The Company, based on proposed business activities, is a ?blank check? company. The Securities and Exchange Commission (?SEC?) defines such a company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; has issued ?penny stock,? as defined in Rule 3a51-1 under the Securities Exchange Act of 1934. Many states have enacted statutes, rules and regulations limiting the sale of securities of ?blank check? companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in its securities, either debt or equity, until the Company concludes a business combination.

The Company was organized as a vehicle to investigate and, if such investigation warrants, acquire a target company or business seeking the perceived advantages of being a publicly held corporation and, to a lesser extent that desires to employ the Company?s funds in its business. The Company?s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business (?Business Combination?) rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business. The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company.

Note 2 ? Summary of Significant Accounting Policies

Basis of presentation

The Company?s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (?U.S. GAAP?).



-F6-

23




GLOBUS HOLDING CORP
NOTES TO FINANCIAL STATEMENTS
September 30, 2011


Note 2 ? Summary of Significant Accounting Policies, continued

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates.

Cash equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the Accounting Standards Codification of the Financial Accounting Standards Board for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs to the valuation methodology.

The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1

Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2

Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3

Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis; consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2011, nor gains or losses reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date or for the Period Ended September 30, 2011.

-F7-

24




GLOBUS HOLDING CORP
NOTES TO FINANCIAL STATEMENTS
September 30 , 2011


Note 2 ? Summary of Significant Accounting Policies, continued

Income taxes

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net loss per common share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards
Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.

Recently issued accounting standards

Management does not believe that any recently issued accounting pronouncements, whether effective or not if adopted, would have a material effect on the accompanying financial statements.

Note 3 - Related Party Transaction

The Company neither rents nor owns any properties. The
Company utilizes the office space and equipment of its resident agent at no charge. Management estimates such amounts to be immaterial.

On August 23, 2011, the Company issued an aggregate of 25,010,000 shares of Common Stock to James Walter, the Company?s President for an aggregate purchase price equal to $2,501, pursuant to the terms and conditions set forth in that certain common stock purchase agreement (the ?Common Stock Purchase Agreement?).

-F8-

25




GLOBUS HOLDING CORP
NOTES TO FINANCIAL STATEMENTS
September 30, 2011

Note 4 ? Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As reflected in the accompanying financial statements, the Company has had no revenues and no operations since inception. Those conditions raise substantial doubt about the Company?s ability to continue as a going concern. While the Company is attempting to commence operations and generate revenues, the Company may not have sufficient capital or access to capital to pay for costs and expenses that it will incur. Management intends to raise additional funds by way of a public or private offering. There can be no assurance that the Company will be able to raise additional funds. The ability of the Company to continue as a going concern is dependent upon the Company's ability to raise additional funds and to implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.


-F9-

26





Item 14. Changes in and Disagreements with Accountants on
Accounting and Financial Disclosure.

       There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.


Exhibits.

Exhibit
Number               Description
3.1                          Certificate of Incorporation
3.2                          By-Laws
10.1                        Stock Purchase Agreement


27





SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  September 30, 2011GloBus Holding Corp        By: /s/
James Walter    James Walter    President    Principal
Executive Officer    Principal Financial Officer


28